EXHIBIT 99
Section 906 Certification

I, James K. Peterson, Chairman of the Employee Benefit Plans Administrative Committee (equivalent to the Chief Executive Officer and Chief Financial Officer of the FPL Group Employee Thrift Plan), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 11-K of the FPL Group Employee Thrift Plan for the fiscal year ended December 31, 2002 (Report) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the FPL Group Employee Thrift Plan.

Dated: June 27, 2003

JAMES K. PETERSON

James K. Peterson Chairman of the Employee Benefit Plans Administrative Committee (equivalent to the Chief Executive Officer and Chief Financial Officer of the FPL Group Employee Thrift Plan)

A signed original of this written statement required by Section 906 has been provided to FPL Group, Inc. and will be retained by FPL Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.